Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is entered into as of May 17, 2015 by and among CDW Corporation, a Delaware corporation (the “Company”), and each of the entities identified on Schedule 1 hereto (each, a “Seller,” and collectively, the “Sellers”).

Background

A. The Sellers own in aggregate 50,277,151 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), and propose to sell a portion of the Common Shares owned by the Sellers to the Company on the terms and conditions set forth in this Agreement;

B. The Company proposes to repurchase from the Sellers up to 3,000,000 Common Shares in aggregate, with the definitive number of repurchase shares to be mutually agreed between the Company and the Sellers prior to the commencement of the Public Offering (the “Repurchase Shares”), at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);

C. Promptly after the date hereof, the Sellers, collectively with certain other shareholders of the Company, intend to commence an underwritten public offering (the “Public Offering”) of Common Shares held by the Sellers and such other shareholders (the “Underwritten Shares”);

D. The board of directors of the Company (the “Board”) has authorized a program pursuant to which the Company may repurchase Common Shares, having an aggregate value of up to $500.0 million, from time to time in the open market or in privately negotiated transactions (the “Repurchase Program”); and

F. The Audit Committee of the Board has reviewed and approved the related party transaction involving the Repurchase and related transactions that may be required in connection with the Repurchase pursuant to the requirements of the Company’s Related Party Transaction Review/Approval Procedures.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Repurchase.

(a) At the Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b), each Seller, severally and not jointly, agrees to transfer, assign, sell, convey and deliver a number of Common Shares equal to such Seller’s pro rata portion of the Repurchase Shares as set forth opposite such Seller’s name on Schedule 1, to the Company, and the Company hereby agrees to purchase such Repurchase

Shares from such Seller at the per share price at which the Sellers sell the Underwritten Shares to the underwriters in the Public Offering (the “Per Share Purchase Price”); provided that, the number of shares to be sold by each Seller shall be equitably adjusted to avoid fractional shares.

(b) The obligations of the Company to purchase the Repurchase Shares shall be subject to the closing of the Public Offering pursuant to an underwriting agreement by and among the Company, the Sellers and the underwriters named therein (the “Underwriting Agreement”) no later than six (6) business days from the date hereof.

(c) The closing of the sale of the Repurchase Shares (the “Closing”) shall take place upon the same day as the Closing Date (as defined in the definitive Underwriting Agreement) at the offices of the Company in Vernon Hills, Illinois, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing, each Seller shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Repurchase Shares sold by such Seller, as applicable, and the Company agrees to deliver to each Seller a dollar amount equal to the product of the Per Share Purchase Price and the number of Repurchase Shares sold by such Seller by wire transfer of immediately available funds.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation, by-laws or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Company’s obligations hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this

Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not impair in any material respect the consummation of the Company’s obligations hereunder.

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers severally and not jointly represents and warrants to the Company that:

(a) Such Seller is duly organized and validly existing under the laws of its state of organization.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder have been obtained; and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Seller hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(c) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d) The sale of the Repurchase Shares to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which such Seller was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(e) As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such Seller holds good and valid title to the Repurchase Shares or a securities entitlement in respect thereof, and holds, and will hold, such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery and transfer of such Repurchase Shares (including by crediting to a securities account of the Company) and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the Delaware Uniform Commercial Code as in effect in the State of Delaware from time to time (the “UCC”), the Company will acquire good and valid title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or claims, as well as a valid security entitlement (within the meaning of

Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase and of making an informed investment decision. Such Seller and its advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the terms and conditions of the Repurchase and the Repurchase Shares and has had full access to such other information concerning the Shares and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Such Seller is an informed and sophisticated party, is not relying on the Company with respect to financial, tax or accounting advice, and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that such Seller has not received or relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4. Termination. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that (a) the commencement of the Public Offering has not been publicly announced within three (3) business days after the date hereof or (b) the conditions in paragraph 1(b) of this Agreement have not been satisfied within six (6) business days after the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or sent via electronic mail to the recipient (with confirmation of receipt). Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

At the address listed for each Seller on Schedule 1 hereto.

To the Company:

CDW Corporation

200 North Milwaukee Avenue

Vernon Hills, Illinois 60061

Attention: Christine A. Leahy

Facsimile No.: (847) 968-0303

Email: cleahy@cdw.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware. EACH OF THE PARTIES TO

THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Sellers and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l) Expenses. Each of the Company and the Sellers shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (except that expenses relating to the Public Offering shall be paid as set forth in that certain Registration Rights Agreement, dated as of October 12, 2007, by and among VH Holdings, Inc., CDW Holdings LLC, Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P., Madison Dearborn Partners V Executive-A, L.P., Providence Equity Partners VI L.P., Providence Equity Partners VI-A L.P., and the other securityholders party thereto).

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Share Repurchase Agreement as of the date first written above.

Company:

CDW CORPORATION

By:	/s/ Ann E. Ziegler
Name:	Ann E. Ziegler
Its:	Senior Vice President & Chief Financial Officer

[Signature Page to Share Repurchase Agreement]

Sellers:

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Name:	Robin P. Selati
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-C, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Name:	Robin P. Selati
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Name:	Robin P. Selati
Its:	Managing Director

[Signature Page to Share Repurchase Agreement]

MDCP CO-INVESTORS (CDW), L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Name:	Robin P. Selati
Its:	Managing Director

[Signature Page to Share Repurchase Agreement]

PROVIDENCE EQUITY PARTNERS VI L.P.

By:	Providence Equity GP VI L.P.
Its:	General Partner

By:	Providence Equity Partners VI LLC
Its:	General Partner

By:	/s/ Michael Dominguez
Name:	Michael Dominguez
Its:	Authorized Signatory

PROVIDENCE EQUITY PARTNERS VI-A L.P.

By:	Providence Equity GP VI L.P.
Its:	General Partner

By:	Providence Equity Partners VI LLC
Its:	General Partner

By:	/s/ Michael Dominguez
Name:	Michael Dominguez
Its:	Authorized Signatory

PEP CO-INVESTORS (CDW) L.P.

By:	Providence Equity GP VI L.P.
Its:	General Partner

By:	Providence Equity Partners VI LLC
Its:	General Partner

By:	/s/ Michael Dominguez
Name:	Michael Dominguez
Its:	Authorized Signatory

[Signature Page to Share Repurchase Agreement]

Schedule 1

Seller	Address	Pro Rata Portion

Madison Dearborn Capital Partners V-A, L.P.	c/o Madison Dearborn Partners, LLC Three First National Plaza 70 West Madison Street Suite 4600 Chicago, Illinois 60602	34.645%

Madison Dearborn Capital Partners V-C, L.P.	c/o Madison Dearborn Partners, LLC Three First National Plaza 70 West Madison Street Suite 4600 Chicago, Illinois 60602	9.191%

Madison Dearborn Capital Partners V Executive-A, L.P.	c/o Madison Dearborn Partners, LLC Three First National Plaza 70 West Madison Street Suite 4600 Chicago, Illinois 60602	0.348%

MDCP Co-Investors (CDW), L.P.	c/o Madison Dearborn Partners, LLC Three First National Plaza 70 West Madison Street Suite 4600 Chicago, Illinois 60602	8.890%

Providence Equity Partners VI L.P.	c/o Providence Equity Partners L.L.C. 50 Kennedy Plaza 18th Floor Providence, Rhode Island 02903	29.732%

Providence Equity Partners VI-A L.P.	c/o Providence Equity Partners L.L.C. 50 Kennedy Plaza 18th Floor Providence, Rhode Island 02903	10.228%

PEP Co-Investors (CDW) L.P.	c/o Providence Equity Partners L.L.C. 50 Kennedy Plaza 18th Floor Providence, Rhode Island 02903	6.966%